Exhibit 1.01

Xilinx, Inc.

$750,000,000 2.950% Senior Notes due 2024
Underwriting Agreement

May 24, 2017

J.P. Morgan Securities LLC
As Representative of the several Underwriters listed in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Xilinx, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), $750,000,000 aggregate principal amount of its 2.950% Senior Notes due 2024 (the “Securities”). The Securities will be issued pursuant to the indenture dated as of June 14, 2007 (the “Base Indenture”), as amended by a Supplemental Indenture relating to the Securities between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to be dated as of May 30, 2017 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”).
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-216131), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, as amended at the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement” and the related prospectus covering the Shelf Securities dated February 17, 2017 in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. Any reference in this agreement (the “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 24, 2017, and a “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) substantially in the form of Annex A hereto.
2.    Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.487% of the principal amount of the Securities plus accrued interest, if any, from May 30, 2017 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
(c)    Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, Menlo Park, California at 10:00 A.M., New York City time, on May 30, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
(e)    The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representative or any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) a Pricing Term Sheet substantially in the form of Annex A hereto, which constitutes part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, including any document incorporated by reference therein.
(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities

Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(e)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; except as described in the notes to such financial statements; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and all disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in all material respects as applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock and options to purchase shares of common stock or other equity awards granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option and other similar officer, director or employee benefit plans or the issuance of common stock upon the exercise of outstanding options and warrants), long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse effect or development that would reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”) and; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, in either case that would be required to be reported on Form 8-K that has not been so reported in a timely manner prior to the date of this Agreement, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(h)    Organization and Good Standing. The Company and each of its “significant subsidiaries” (as defined in Regulation S-X promulgated under the Securities

Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2017. The subsidiaries listed in Schedule 2 to this Agreement are the only Significant Subsidiaries of the Company.
(i)    Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(j)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been or will be duly and validly taken.
(k)    The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”) and except that rights to indemnity and contribution under this Agreement may be limited by applicable law and public policy.

(l)    The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(o)    No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The agreements identified by the Company in the certificate referenced in paragraph (6) of the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, are all of the agreements or contracts of the Company that are required to be filed or incorporated by reference as exhibits to the Company’s annual report on Form 10-K.
(p)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, compliance by the Company with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the Company’s ability to perform its obligations under the Transaction Documents.
(q)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
(r)    Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others; and, (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
(s)    Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(t)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except where the failure to have such title or rights would not reasonably be expected to have a Material Adverse Effect.
(u)    Intellectual Property.
(i)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess the right to use the patents, patent applications, inventions, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (“Intellectual Property”) necessary for the conduct of their respective businesses; and, all Intellectual Property owned by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions, except as would not, singly or in the aggregate, have a Material Adverse Effect on the Company. The Company and its subsidiaries have taken all actions reasonably necessary to maintain and protect all registered Intellectual Property owned by the Company or its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information, except where such failure would not reasonably be expected to have a Material Adverse Effect.
(ii)    The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to Intellectual Property, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
(iii)    Neither the Company nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, in each case which materially restricts or impairs their use of any Intellectual Property, except in each case as would not reasonably be expected to have a Material Adverse Effect.
(iv)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken all necessary actions to protect their rights in confidential information and trade secrets, protect any confidential information provided to them by any other person, and obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors and which relate to the Company business and all key employees and any other employees involved in the development of software for the Company have signed confidentiality and invention assignment agreements with the Company.

(v)    Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(w)    Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, as of the date hereof, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets and the Company has provided sufficient reserves in accordance with U.S. GAAP for all uncertain positions taken for years open to federal, state, local and foreign tax audits.
(x)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(y)    Compliance With Environmental Laws. Each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment or similar laws relating to the protection of human health or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(z)    Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as required by the Exchange Act and defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(aa)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(bb)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee, including of any government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment. The Company and its subsidiaries have instituted, maintained and enforced policies and procedures designed to promote and reasonably ensure compliance with relevant anti-bribery and anti-corruption laws.
(cc)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, except where the failure to have such insurance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(dd)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ee)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered by the U.S.

Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.
(ff)    Compliance with Other International Trade Laws and Regulations. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has violated the Arms Export Control Act, the International Traffic in Arms Regulations and the Export Administration Regulations and each of Company and its subsidiaries have obtained the authorizations required under the U.S. Department of State’s Directorate of Defense Trade Controls in order to fulfill their respective obligations with non-U.S. entities, except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect.
(gg)    No Restrictions on Significant Subsidiaries. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company.
(hh)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(ii)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
(jj)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(kk)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ll)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(mm)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(nn)    Sarbanes-Oxley Act. Except in each case as would not reasonably be expected to have a Material Adverse Effect, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(oo)    Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet substantially in the form of Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects, provided that this clause (c) shall not limit the Company’s ability to file any document or report determined by the Company to be required to be filed pursuant to the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing.
(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.
(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(g)    Blue Sky Compliance. The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(i)    Clear Market. During the period from the date hereof through and including the date that is the day after the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.
(k)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.
(l)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) an Issuer Free Writing Prospectus substantially in the form of Annex A hereto or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet substantially in the form of Annex A hereto without the consent of the Company.
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Significant Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Significant Subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)    No Material Adverse Change. No event or Material Adverse Effect shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
(e)    Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b)and 3(d) hereof are true and correct; (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinions of Counsel for the Company. On the Closing Date, (i) Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and disclosure letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto; (ii) Baker & McKenzie, Wong & Leow, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion substantially to the effect that Xilinx Asia Pacific Pte. Ltd. has been duly organized and is validly existing and in good standing under the laws of the Republic of Singapore, and has the requisite corporate power and authority to own its respective property and to conduct its businesses as described in the Time of Sale Information (provided that the language set forth in such opinion shall be in a manner customary for the Republic of Singapore); (iii) Collas Crill, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion substantially to the effect that Xilinx Holding Six Limited has been duly organized and is validly existing and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authority to own its respective property and to conduct its businesses as described in the Time of Sale Information (provided that the language set forth in such opinion shall be in a manner customary for the Cayman Islands); and (iv) the General Counsel of the Company shall have furnished to the Underwriters his opinion to the effect set forth in Annex C hereto.
(h)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
(j)    Good Standing. The Representative shall have received on and as of the Closing Date good standing certificates of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(k)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.
(m)    Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such

Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following: (i) the names of the Underwriters which appear on the front and back covers of the Prospectus; (ii) the names of the Underwriters which appear under the caption “Underwriting”; (iii) the information contained in the third and fourth sentences of the paragraph appearing under the caption “Underwriting” which begins with the words “The notes are a new issue of securities…” and (iv) the information contained in the paragraph appearing under the caption “Underwriting” which begins with the words “In connection with this offering of the notes…”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such proceeding was one in respect of which indemnification may have been sought pursuant to paragraph (a) or (b) above. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which otherwise may be available to any Indemnified Person at law or in equity.
8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The NASDAQ Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in United States financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
9.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information, and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability in respect to its default with respect to the Company or any of the non-defaulting Underwriters under this Agreement.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (it being understood that, except as expressly set forth in this Section 10(a)(a) and elsewhere in this Agreement, the Company shall have no obligation to pay any costs and expenses of the Underwriters).
(b)    If (i) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than by termination of this Agreement pursuant to Section 8(i), 8(iii) or 8(iv) or for failure of the condition set forth in Section 6(h), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.    Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Investment Grade Syndicate Desk. Notices to the Company shall be sent to Xilinx, Inc., 2100 Logic Drive, San Jose, California, (fax: (408) 371‑4613); Attention: General Counsel.
(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.
(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(i)    Compliance with U.S. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature pages follow]

Very truly yours,

XILINX, INC.

By /s/ Lorenzo A. Flores
Lorenzo A. Flores
Senior Vice President and
Chief Financial Officer

Accepted: May 24, 2017

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By /s/ Robert Bottamedi
Authorized Signatory
Robert Bottamedi
Vice President

Schedule 1

Securities

2.950% Senior Notes due 2024

Underwriters	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$412,500,000
U.S. Bancorp Investments, Inc.	$150,000,000
Barclays Capital Inc.	$93,750,000
SMBC Nikko Securities America, Inc.	$93,750,000
Total	$750,000,000

Schedule 2

Xilinx Significant Subsidiaries

1.	Xilinx Asia Pacific Pte. Ltd.

2.	Xilinx Holding Six Limited

ANNEX A
Pricing Term Sheet

Filed pursuant to Rule 433
Registration No. 333-216131
Issuer Free Writing Prospectus dated May 24, 2017
Relating to Preliminary Prospectus Supplement dated May 24, 2017

Xilinx, Inc.
Pricing Term Sheet
2.950% Senior Notes due 2024

Issuer:	Xilinx, Inc.
Title:	2.950% Senior Notes due 2024 (the “Notes”)
Size:	$750,000,000
Maturity:	June 1, 2024
Coupon:	2.950%
Price to Public:	99.887% of face amount
Yield to Maturity:	2.968%
Spread to Benchmark Treasury:	T+90 bps
Benchmark Treasury:	UST 2.000% due April 30, 2024
Benchmark Treasury Price and Yield:	99-18; 2.068%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2017
Optional Redemption:	Make-whole call at any time prior to April 1, 2024 at the greater of 100% of the principal amount or a discount rate of Treasury plus 15 basis points. Par call on or after April 1, 2024.
Change of Control Put:	101% of the principal amount plus accrued interest
Settlement:	T+3; May 30, 2017
Rating:*	Moody’s: A3 (Stable)
CUSIP/ISIN:	983919 AJ0 / US983919AJ06
Book-Running Managers:	J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc. Barclays Capital Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus, the preliminary prospectus supplement and, when available, the final prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

ANNEX B
FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

May [•], 2017
J.P. Morgan Securities LLC
As Representative of the several Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:	Xilinx, Inc.
$[•] aggregate principal amount of [•]% Senior Notes due 20[•]
Ladies and Gentlemen:
We have acted as counsel to Xilinx, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $[•] principal amount of [•]% notes due 20[•], (the “Securities”) pursuant to the Underwriting Agreement dated as of May [•], 2017 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representative. The Securities are being issued pursuant to an indenture dated as of June 14, 2007 (the “Base Indenture”) and a supplemental indenture dated as of May [•], 2017 with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). This letter is delivered to you pursuant to Section [6(g)(i)] of the Underwriting Agreement.
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Underwriting Agreement, the Indenture, the certificates evidencing the Securities (collectively, the “Note Documents”; the Note Documents other than the Underwriting Agreement are referred to herein as the “Specified Note Documents”) and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.
In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the parties thereto, other than the Company, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and except as specifically addressed in our opinions in paragraph 6 below, do not violate any law, rule, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company or certificates obtained from public officials and others. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement. Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations herein, we are of the opinion that:
1.The Company is a validly existing corporation in good standing under the laws of the State of Delaware.
2.The Company has all requisite corporate power to execute and deliver the Note Documents and to perform its obligations thereunder.
3.The execution and delivery by the Company of the Note Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. Each of the Note Documents has been duly executed and delivered by the Company.
4.The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
5.The Securities, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.The execution and delivery by the Company of the Note Documents, the performance of its obligations thereunder, and the issuance by the Company of the Securities to the Underwriters:
(i)do not and will not violate the charter or bylaws of the Company;
(ii)do not and will not breach the terms of (a) any agreement identified in Exhibit A hereto or (b) any order, judgment or decree of any court or other agency of government identified in Exhibit A hereto, in either case based solely on our review of such agreements, orders, judgments or decrees; and

(iii)do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York, the State of California or the United States of America under, any law or regulation currently in effect of the State of New York, the State of California or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), except for such filings or approvals as already have been made or obtained.
7.The Company is not and, after giving effect to the sale of the Securities and the use of proceeds therefrom as described in the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 7, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.
8.The issuance to and resale by the Underwriters of the Securities in accordance with the provisions of the Underwriting Agreement do not and will not result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System, assuming the Underwriters resell the Securities in accordance with the provisions of the Underwriting Agreement.
9.Insofar as the statements in the Prospectus under the caption “Description of Notes,” “Description of Debt Securities” and “Underwriting” purport to describe specific provisions of the Securities or the other Note Documents, such statements present in all material respects an accurate summary of such provisions.
10.To the extent that the statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences,” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions.
The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:
A.We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of California and the United States of America and, for purposes of paragraphs 1, 2, 2 and 6(i) and (iii)(B) above, the Delaware General

Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 2, 2 and 6(i) and (iii)(B) above. This opinion is limited to the effect of the current state of the laws of the State of New York, the State of California, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
B.Except as expressly set forth in paragraphs 6(iii)(C), 7 and 8, we express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act, the Investment Company Act, or any other federal or state securities laws or regulations.
C.The opinions set forth in paragraphs 4 and 5 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
D.We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) any waiver (whether or not stated as such) under the Specified Note Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Specified Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision that would require payment of any unamortized original issue discount (including any original issue discount effectively created by payment of a fee); (vi) any provision in any Specified Note Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.
E.In rendering our opinions expressed in paragraph 6(ii) insofar as they require interpretation of any agreement referred to therein, we express no opinion with respect to the compliance by the Company or any subsidiary with any covenants included in any such agreement to the extent compliance depends on financial calculations or data.
F.For purposes of our opinion in paragraph 8, we have assumed without independent investigation that (i) the representation and warranty of the Company set forth in Section [3(kk)] of the Underwriting Agreement is and will be true and correct at all relevant times and (ii) less than 25% of the value of the assets of the Company and its Subsidiaries, taken as a whole, or of any of the Company and of its Subsidiaries, individually subject to the covenants of the Indenture consists and will consist of “margin stock” within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System at all relevant times.
The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission, except that U.S. Bank National Association, in its capacity as Trustee under the Supplemental Indenture, may rely on paragraphs 3, 4, 5 and 6 above as if they were addressed to it.
Very truly yours,
GIBSON, DUNN & CRUTCHER LLP

EXHIBIT A

Material Agreements

Indenture dated June 9, 2010 between the Company as Issuer and the Bank of New York Mellon Trust Company, N.A. as Trustee.

Indenture, dated as of June 14, 2007, between the Company as Issuer and The Bank of New Mellon Trust Company, N.A. as Trustee.

Supplemental Indenture, dated as of March 12, 2014, between the Company as Issuer and The Bank of New York Mellon Trust Company, N.A. as Trustee.

Amended and Restated 1990 Employee Qualified Stock Purchase Plan.

1997 Stock Option Plan and Form of Stock Option Agreement.

Form of Indemnification Agreement between the Company and its officers and directors.

2007 Equity Incentive Plan.

Form of Stock Option Agreement Under 2007 Equity Incentive Plan.

Form of Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

Form of Performance-Based Restricted Stock Unit Agreement under 2007 Equity Incentive Plan.

Restricted Stock Issuance Agreement.

Performance Based Restricted Stock Issuance Agreement.

Master Distributor Agreement, dated as of March 12, 2014, between the Company and Avnet, Inc.

Summary of Fiscal 2018 Executive Incentive Plan.

Form of Change in Control Agreement.

Letter Agreement, dated as of April 10, 2017, between the Company and Moshe Gavrielov.

Amendment, dated as of February 20, 2015, to Master Distributor Agreement between the Company and Avnet, Inc.

Amendment, dated as of March 28, 2016, to Master Distributor Agreement between the Company, several of the Company’s subsidiaries and Avnet, Inc.

Addendum, effective as of March 1 2017, to Master Distributor Agreement between the Company, several of the Company’s subsidiaries and Avnet, Inc.

Amendment, effective as of March 1, 2017, to Master Distributor Agreement between the Company, several of the Company’s subsidiaries and Avnet, Inc.

Orders, Judgments or Decrees

N/A

May [•], 2017
J.P. Morgan Securities LLC
As Representative of the several Underwriters
c/o    J.P. Morgan Securities LLC
    383 Madison Avenue
    New York, New York 10179
Re:    Xilinx, Inc. [•]% Senior Notes due 20[•]
Ladies and Gentlemen:
We have acted as counsel to Xilinx, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $[•] aggregate principal amount of its [•]% Senior Notes due 20[•] (the “Securities”) pursuant to the Underwriting Agreement dated as of May [•], 2017 (the “Underwriting Agreement”) among the Company and you. The Securities are being issued pursuant to the Indenture, dated as of June 14, 2007 (the “Base Indenture”) and a Supplemental Indenture, dated as of May [•], 2017, (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). This letter is delivered to you pursuant to Section 6(g)(i) of the Underwriting Agreement.
In connection with the offering and sale of the Securities, we have reviewed: (i) the Company's Registration Statement on Form S-3 (Registration No. 333-216131) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 17, 2017; (ii) the core prospectus dated February 17, 2017 forming a part thereof, together with the documents incorporated therein by reference (the “Core Prospectus”); (iii) the preliminary prospectus supplement dated May [•], 2017, together with the documents incorporated therein by reference (the “Preliminary Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May [•], 2017; (iv) the final pricing term sheet dated May [•], 2017, prepared pursuant to Section 4(a) and Annex A of the Underwriting Agreement, in the form filed with the Commission pursuant to Rule 433 under the Securities Act on May [•], 2017 and attached as Exhibit A hereto (the “Term Sheet”) and (v) the final prospectus supplement dated May [•], 2017, together with the documents incorporated therein by reference (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May [•], 2017. The registration statement, in the form in which it became effective (which for purposes of this letter shall be deemed to have occurred on May [•], 2017), is called the “Registration Statement”. The Core Prospectus together with the Final Prospectus Supplement is called the “Prospectus.” The Core Prospectus, including only the information incorporated therein by reference (as updated or superseded as provided therein) prior to [•] p.m., Pacific Time, on May [•], 2017 (the “Applicable Time”), the Preliminary Prospectus Supplement and the Term Sheet are collectively called the “General Disclosure Package.” The documents incorporated by reference in the Registration Statement and the Prospectus, were prepared and filed by the Company without our participation.

Based solely on the representations and warranties of the Company contained in the Underwriting Agreement as to factual matters, we are of the view that the Registration Statement has become effective under the Securities Act. To our knowledge, based solely upon the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [•]a.m. Pacific Time, on May [•], 2017, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us or as specifically addressed in paragraphs nine and ten of our legal opinion addressed to you of even date herewith. Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.
On the basis of the foregoing, and except for (1) the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein and (2) the Statement of Eligibility on Form T-1 of the Trustee and any information derived therefrom, as to all of which we express no opinion or belief, no facts have come to our attention that led us to believe: (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof. The statements made in this letter are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.
Very truly yours,

ANNEX C
FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY
To the knowledge of such counsel, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of such counsel, threatened by any governmental or regulatory authority or by others.
Such opinion shall be subject to customary assumptions and qualifications.